Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 with respect to the audited financial statements of CNS Pharmaceuticals, Inc. for the years ended December 31, 2024 and 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 27, 2026